Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



Board of Directors
Creative Host Services, Inc.
San Diego, California

We consent to the incorporation by reference in Registration Statement No. 333-102869 on Form S-3 and Registration Statement 333-90630 on Form S-8 of Creative Host Services, Inc. of our Independent Auditors Report dated March 15, 2002, appearing in this Annual Report on Form 10-K of Creative Host Services, Inc. for the year ended December 31, 2003.




/s/  Stonefield Josephson,  Inc.

Santa Monica, California
March 30, 2004